Exhibit 99.1

POTBELLY CORPORATION REPORTS RESULTS

FOR THIRD FISCAL QUARTER 2017

Chicago, IL, November 3, 2017 – Potbelly Corporation (NASDAQ: PBPB) today reported financial results for the third fiscal quarter ended September 24, 2017.

Key highlights for the thirteen weeks ended September 24, 2017 compared to the thirteen weeks ended September 25, 2016 include:

•	Total revenues increased 2.3% to $106.1 million from $103.8 million.
•	Company-operated comparable store sales decreased 4.8%.
•	Eight new shops opened, including two franchised shops and six company-operated shops.
•

GAAP net loss attributable to Potbelly Corporation was $0.2 million, inclusive of a $1.5 million impairment charge compared to net income of $1.8 million, inclusive of a $1.9 million impairment charge. GAAP diluted loss per share was $0.01 compared to diluted EPS of $0.07.

•	Adjusted net income[1] attributable to Potbelly Corporation decreased 37.5% to $1.9 million from adjusted net income of $3.0 million. Adjusted diluted EPS decreased 41.7% to $0.07 from $0.12.
•	EBITDA[1] decreased 33.4% to $5.6 million from $8.4 million.
•	Adjusted EBITDA[1] decreased 13.5% to $9.6 million from $11.1 million.

Key highlights for the thirty-nine weeks ended September 24, 2017 compared to the thirty-nine weeks ended September 25, 2016 include:

•	Total revenues increased 3.7% to $316.0 million from $304.8 million.
•	Company-operated comparable store sales decreased 4.3%.
•	Thirty-five new shops opened, including thirteen franchised shops and twenty-two company-operated shops.
•

GAAP net income attributable to Potbelly Corporation decreased 95.1% to $0.3 million, inclusive of a $5.8 million impairment charge compared to net income of $6.3 million, inclusive of a $2.9 million impairment charge. GAAP diluted EPS decreased 95.8% to $0.01 from $0.24.

•	Adjusted net income[1] attributable to Potbelly Corporation decreased 27.3% to $5.9 million from adjusted net income of $8.1 million. Adjusted diluted EPS decreased 25.8% to $0.23 from $0.31.
•	EBITDA[1] decreased 27.6% to $19.6 million from $27.1 million.
•	Adjusted EBITDA[1] decreased 5.0% to $30.6 million from $32.2 million.

Mike Coyne, Chief Financial Officer and interim Chief Executive Officer of Potbelly Corporation, commented, "During the third quarter, we generated revenue of $106 million, an increase of 2%, driven by new unit growth, offset by the impact of our comparable store sales, which decreased 4.8%. We continue to operate in a challenging environment, and we remain focused on driving initiatives designed to improve traffic and grow sales in the near term, while managing costs and optimizing our capital spend. We are encouraged by the progress we have made with our near-term initiatives and with our ongoing strategic review. We believe our strategic initiatives will leave the Potbelly brand well-positioned to deliver sustainable shareholder value creation over the long term.”

2017 Outlook

For the full fiscal year of 2017, management currently expects:

•	45-50 total new shop openings, including 30-35 company-operated shop openings;
•	A mid-single digit decrease in company-operated comparable store sales;
•	An effective tax rate to range from 36% to 38%, excluding the impact of Accounting Standard Update 2016-09 Compensation-Stock Compensation, which could significantly impact our tax rate for 2017;
•

Full year adjusted diluted earnings per share at the lower end of the range of $0.30 to $0.33, excluding the income tax impact of Accounting Standard Update 2016-09 Compensation-Stock Compensation, which could significantly impact our earnings per share;

•	Comparable categories of adjustments to net income as discussed in the “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Projected adjusted diluted earnings per share set forth above are measures not recognized under GAAP. Please see “Non-GAAP Financial Measures” below.

Conference Call

A conference call and audio webcast has been scheduled for 8:00 a.m. Eastern Time today to discuss these results. Details of the conference call are as follows:

Date:	Friday, November 3, 2017
Time:	8:00 a.m. Eastern Time
Dial-In #:	877-407-0784 U.S. & Canada
201-689-8560 International
Confirmation code:	13672309

Alternatively, the conference call will be webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 11:00 a.m. Eastern Time on Friday, November 3, 2017 through midnight Friday, November 10, 2017. To access the replay, please call 844-512-2921 (U.S. & Canada) or 412-317-6671 (International) and enter confirmation code 13672309. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a fast-growing neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” The Company owns and operates over 400 shops in the United States and our franchisees operate over 50 shops domestically, in the Middle East, the United Kingdom and Canada. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represents net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.

•	EBITDA – represents net income before depreciation and amortization expense, interest expense and the provision for income taxes.
•

Adjusted EBITDA – represents net income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash as well as other items that we do not consider representative of our ongoing operating performance.

•

Adjusted net income – represents net income, excluding impairment, gain or loss on the disposal of property and equipment and store closure expense, as well as other items that we do not consider representative of our ongoing operating performance.

•

Shop-level profit – represents income from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on the disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.
•

Adjusted diluted earnings per share – represents net income, excluding impairment, gain or loss on the disposal of property and equipment and store closure expense on a fully diluted per share basis as well as other items that we do not consider representative of our ongoing operating performance.

1Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted net income, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making. Beginning in the first quarter of 2017, the Company modified its definition of adjusted EBITDA to eliminate the adjustments of pre-opening and public company costs from its definition. The Company believes these refinements improve the usefulness and comparability of adjusted EBITDA. Prior period adjusted EBITDA financial measures have been restated to reflect this change within this press release.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA and adjusted net income exclude the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

This press release includes certain non-GAAP forward-looking information (including, but not limited to under the heading “2017 Outlook”), namely adjusted net income and adjusted diluted earnings per share. The Company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit of any such future impairments. Neither of these measures, nor their probable significance, can be reliably quantified due to the inability to forecast future impairments.

Forward-Looking Statements

Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com.

###

Contact:	Investor Relations

Investors@Potbelly.com

312-428-2950

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended				For the 39 Weeks Ended
	September 24,	% of	September 25,	% of	September 24,	% of	September 25,	% of
	2017	Revenue	2016	Revenue	2017	Revenue	2016	Revenue
Revenues
Sandwich shop sales, net	$105,327	99.2%	$103,224	99.5%	$313,568	99.2%	$303,116	99.5%
Franchise royalties and fees	800	0.8	558	0.5	2,394	0.8	1,657	0.5
Total revenues	106,127	100.0	103,782	100.0	315,962	100.0	304,773	100.0

Expenses
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	28,405	26.8	28,478	27.4	83,703	26.5	83,224	27.3
Labor and related expenses	31,187	29.4	30,163	29.1	93,213	29.5	88,260	29.0
Occupancy expenses	14,354	13.5	13,111	12.6	42,792	13.5	39,042	12.8
Other operating expenses	12,464	11.7	11,338	10.9	36,349	11.5	32,570	10.7
General and administrative expenses	12,104	11.4	9,999	9.6	33,375	10.6	30,827	10.1
Depreciation expense	6,315	6.0	5,656	5.4	18,960	6.0	16,996	5.6
Pre-opening costs	336	0.3	340	0.3	955	0.3	731	0.2
Impairment and loss on disposal of property and equipment	1,536	1.4	1,855	1.8	5,762	1.8	2,880	0.9
Total expenses	106,701	100.5	100,940	97.3	315,109	99.7	294,530	96.6
Income (loss) from operations	(574)	(0.5)	2,842	2.7	853	0.3	10,243	3.4

Interest expense	32	*	33	*	101	*	102	*
Income (loss) before income taxes	(606)	(0.6)	2,809	2.7	752	0.2	10,141	3.3
Income tax expense (benefit)	(487)	(0.5)	960	0.9	252	*	3,732	1.2
Net income (loss)	(119)	*	1,849	1.8	500	0.2	6,409	2.1
Net income attributable to non-controlling interest	121	0.1	54	*	195	*	153	*
Net income (loss) attributable to Potbelly Corporation	$(240)	(0.2)%	$1,795	1.7%	$305	*	$6,256	2.1%

Net income (loss) per common share attributable to common shareholders:
Basic	$(0.01)		$0.07		$0.01		$0.24
Diluted	$(0.01)		$0.07		$0.01		$0.24
Weighted average common shares outstanding:
Basic	24,959,023		25,240,374		25,030,951		25,772,846
Diluted	24,959,023		25,829,970		25,857,083		26,341,913

_________________

*	Amount is less than 0.1%

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 24,	September 25,	September 24,	September 25,
	2017	2016	2017	2016
Net income (loss) attributable to Potbelly Corporation, as reported	$(240)	$1,795	$305	$6,256
Impairment, loss on disposal of property and equipment, and closures(1)	2,016	1,869	6,392	2,897
CEO transition costs(2)	1,219	—	2,193	—
Tax impact(3)	(1,129)	(677)	(3,007)	(1,066)
Adjusted net income attributable to Potbelly Corporation	$1,866	$2,987	$5,883	$8,087

Net income (loss) attributable to Potbelly Corporation per share, basic	$(0.01)	$0.07	$0.01	$0.24
Net income (loss) attributable to Potbelly Corporation per share, diluted	$(0.01)	$0.07	$0.01	$0.24

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.07	$0.12	$0.24	$0.31
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.07	$0.12	$0.23	$0.31

Shares used in computing adjusted net income attributable to Potbelly Corporation:
Basic	24,959,023	25,240,374	25,030,951	25,772,846
Diluted	25,608,065	25,829,970	25,857,083	26,341,913

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 24,	September 25,	September 24,	September 25,
	2017	2016	2017	2016
Net income (loss) attributable to Potbelly Corporation, as reported	$(240)	$1,795	$305	$6,256
Depreciation expense	6,315	5,656	18,960	16,996
Interest expense	32	33	101	102
Income tax expense (benefit)	(487)	960	252	3,732
EBITDA	$5,620	$8,444	$19,618	$27,086
Impairment, loss on disposal of property and equipment, and closures(1)	2,016	1,869	6,392	2,897
Stock-based compensation	759	800	2,435	2,266
CEO transition costs(2)	1,219	—	2,193	—
Adjusted EBITDA	$9,614	$11,113	$30,638	$32,249

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 24,	September 25,	September 24,	September 25,
	2017	2016	2017	2016
Income (loss) from operations	$(574)	$2,842	$853	$10,243
Less: Franchise royalties and fees	800	558	2,394	1,657
General and administrative expenses	12,104	9,999	33,375	30,827
Depreciation expense	6,315	5,656	18,960	16,996
Pre-opening costs	336	340	955	731
Impairment and loss on disposal of property and equipment	1,536	1,855	5,762	2,880
Shop-level profit [Y]	$18,917	$20,134	$57,511	$60,020
Total revenues	$106,127	$103,782	$315,962	$304,773
Less: Franchise royalties and fees	800	558	2,394	1,657
Sandwich shop sales, net [X]	$105,327	$103,224	$313,568	$303,116
Shop-level profit margin [Y÷X]	18.0%	19.5%	18.3%	19.8%

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 24,	September 25,	September 24,	September 25,
	2017	2016	2017	2016
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	426	387	426	387
Franchise shops, end of period	56	41	56	41
Revenue Data:
Company-operated comparable store sales	(4.8)%	0.6%	(4.3)%	1.9%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)

This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations.

(2)

As a result of the departure of the former CEO, the Company incurred certain costs related to the transition. Transition costs were included in general and administrative expenses in the condensed consolidated statements of operations and were related to the accelerated vesting of share-based compensation awards, salary related charges in accordance with the former CEO’s employment agreement and various other transition costs.

(3)	For the thirteen weeks ended September 24, 2017 and September 25, 2016, the tax impact associated with impairment and closures is based on effective tax rates of 34.9% and 36.2%, respectively. For the thirty-nine weeks ended September 24, 2017 and September 25, 2016, the tax impact associated with impairment and closures is based on effective tax rates of 35.0% and

36.8%, respectively.